SECOND AMENDEMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement is made as September 15, 2009 (“Amendment”), by and between Ecology Coatings, Inc., a Nevada corporation (“Company”) and Sally J.W. Ramsey (“Executive”) and amends the Employment Agreement between Company and Executive dated January 1, 2007 (“Agreement”).

1. The parties agree to amend Section 4.1 of the Agreement as follows:

The Company shall pay the Executive an annual salary for her services under the Agreement of $75,000 (“Base Salary”).  The Base Salary shall be reviewed by the Compensation Committee of the Company’s Board of Directors for possible adjustment annually.  Such salary shall be payable semi-monthly, subject to applicable withholding and other taxes.

2.	In all other respects, the terms of the Agreement shall remain in full force and effect.

ECOLOGY COATINGS, INC.

By:  /s/ JB Smith                                                      By:  /s/ Sally J.W. Ramsey

                                                                                                                        Sally J.W. Ramsey
Its:  Board Member